Exhibit 10.9

AMENDMENT TO PROMISSORY NOTE

This Amendment to the Promissory Note (the “Amendment”), dated May 6, 2025, by and between Plum Acquisition Corp. III (the “Maker”), and Mercury Capital, LLC, a Delaware limited liability company (“Sponsor” and, collectively, the “Parties”).

WITNESSETH:

WHEREAS, the Parties entered into that Promissory Note, dated January 23, 2025 (the “Promissory Note”);

WHEREAS, the Parties desire to address and amend some of the obligations of the Parties as set forth in the Promissory Note.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, it is agreed as follows:

SECTION 1. AMENDMENTS TO PROMISSORY NOTE

1.1	Section 1 to the Promissory Note is hereby amended and replaced in its entirety with the following:

“1. Principal: The principal amount of this Note shall be payable in full on the earlier of (i) consummation of the Maker’s initial merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”), (ii) the date of the liquidation of the Maker or (iii) 270 calendar days after the date set forth above. Payee understands that if a Business Combination is not consummated and there is a liquidation, this Note will not be repaid and all amounts owed hereunder will be forgiven except to the extent that the Maker has funds available to it outside of the Trust Account (as defined below).”

SECTION 2. MISCELLANEOUS

2.1	Governing Law; Jurisdiction. The construction, interpretation and performance of this Amendment shall be governed by the laws of the State of New York. Any and all disputes which may arise between the Parties as a result of or in connection with this Amendment, its interpretation, performance or breach shall be brought and enforced in the courts of the state of New York.

2.2	Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties; provided, however, that no party may assign its rights hereunder without the prior written consent of the other Parties.

2.3	Entire Agreement. Except as expressly amended hereby, the Promissory Note shall continue in full force and effect in accordance with the provisions thereof on date hereof. The Promissory Note, as so amended, including its preamble and exhibits, and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof and supersede all prior agreements and understandings relating thereto.

2.3	Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

2.9	Counterparts. This Amendment may be signed in counterparts, each of which shall be deemed to be an original, and together shall constitute one and the same instrument. The Parties may execute this Amendment via facsimile.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have duly executed this Amendment as of the date first written above.

PAYEE:

MERCURY CAPITAL, LLC

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	Chief Executive Officer

MAKER:

PLUM ACQUISITION CORP. III

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	Chief Executive Officer & President

[Signature Page to Amendment Promissory Note]